UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2019

The Pennant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1675 East Riverside Drive Suite 150 Eagle, Idaho	83616
(Address of Principal Executive Offices)	(Zip Code)

(208) 506-6100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchangeon which registered
Common Stock, par value $0.001 per share	N/A*	N/A*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

*	We have been approved by the Nasdaq Global Select Market for listing and registration. We expect to trade under the symbol “PNTG”.

Item 7.01 Regulation FD Disclosure.

The Pennant Group, Inc. (“Pennant”), a wholly owned subsidiary of The Ensign Group, Inc. (“Ensign”), previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form 10 (as amended, the “Registration Statement”) relating to the distribution of shares of its common stock in connection with its spin-off from Ensign. The Registration Statement includes an Information Statement that describes the distribution and provides information regarding the business of Pennant. On September 9, 2019, the Commission declared the Registration Statement effective. The final Information Statement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As further described in the Information Statement, the distribution is expected to occur at 12:01 a.m., Eastern time, on October 1, 2019.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Pennant Information Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE PENNANT GROUP, INC.

By:	/s/ Daniel H Walker
Name:	Daniel H Walker
Title:	Chairman, Chief Executive Officer and President

Date: September 10, 2019